Exhibit 10.6

RESTRICTED STOCK AWARD AGREEMENT

BIO-TECHNE CORPORATION

SECOND AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

THIS AGREEMENT is made effective as of [●], by and between Bio-Techne Corporation, a Minnesota corporation (the “Company”), and [●] (“Participant”).

W I T N E S S E T H:

WHEREAS, Participant on the date hereof is a key employee, officer, director of or consultant or advisor to the Company or one of its Subsidiaries; and

WHEREAS, the Company wishes to grant a restricted stock award to Participant for shares of Company Common Stock pursuant to the Bio-Techne Second Corporation Amended and Restated 2010 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock award to Participant;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Grant of Restricted Stock Award. The Company hereby grants to the Participant on the date set forth above a restricted stock award (the “Award”) for [●] ([●]) shares of Company Common Stock (the “Shares”) on the terms and conditions set forth herein and subject to adjustment pursuant to Section 15 of the Plan. The Company shall cause to be issued such Shares in the Participant’s name, and shall hold such Shares until such time as the risks of forfeiture set forth in this Agreement have lapsed. The Company may also place transfer restrictions on such Shares describing the risks of forfeiture and other transfer restrictions set forth in this Agreement providing for the cancellation of such Shares if they are forfeited as provided in Section 2 below. Subject to the foregoing restrictions on transfer and the terms and conditions of the Plan, the Participant shall have all the rights of a stockholder with respect to the Shares during the period in which the Shares are subject to risk of forfeiture, including without limitation, the right to vote such shares and receive all dividends attributable to such shares.

2.       Lapse of Risks of Forfeiture for Restricted Stock; Termination of Relationship.

(a)    General.

Time-Based Awards: [The Shares subject to this Award shall remain subject to forfeiture until the following dates (the “Vesting Dates”), provided that Participant remains employed by the Company on the applicable Vesting Date as set forth in Section 2(b) of this Agreement.

Date	Shares Vesting

[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]

If and to the extent provided in an employment, change of control, severance or similar agreement executed by the Participant and the Company or by a determination by the Administrator, in each case pursuant and subject to Section 15 of the Plan, this Award may become fully-vested and exercisable in connection with a Change of Control as defined in Section 1(f) of the Plan.

Subject to such other terms and conditions set forth in this Agreement, the Participant shall not be entitled to the removal of transfer restrictions on the Shares until the Administrator determines the number of Shares, if any, which have vested and for which risks of forfeiture have lapsed.]

**OR**

Performance-Based Awards: [The risks of forfeiture for the Shares subject to this Award shall lapse, if at all, on the Vesting Date[s] (as hereinafter defined), subject to the Company’s achievement of the performance objectives during the performance period[s], as both are set forth in Exhibit A to this Agreement, provided that Participant remains employed by the Company on the Vesting Date[s] as set forth in Section 2(b) of this Agreement. Performance for the period[s] shall be evaluated and determined by and in the sole discretion of the Administrator, and performance between the threshold and maximum levels specified on Exhibit A shall result in vesting in accordance with the scale determined by the Administrator and set forth on Exhibit A. The “Vesting Date[s]” for the Award shall be the later of [●] or the date on which the Administrator evaluates and certifies achievement of the performance criteria for the performance period[s], as set forth on Exhibit A. In the event the risks of forfeiture do not lapse with respect to all or any portion of the Award on the Vesting Date[s] pursuant to the performance objectives set forth on Exhibit A, the unvested portion of the Award shall terminate on such date and all Shares subject to such portion Award shall be forfeited.

If and to the extent provided in an employment, change of control, severance or similar agreement executed by the Participant and the Company or by a determination by the Administrator, in each case pursuant and subject to Section 15 of the Plan, this Award may become fully-vested and exercisable in connection with a Change of Control as defined in Section 1(f) of the Plan.

Subject to such other terms and conditions set forth in this Agreement, the Participant shall not be entitled to the removal of transfer restrictions on the Shares until the Administrator determines the number of Shares, if any, which have vested and for which risks of forfeiture have lapsed.]

(b)     Termination of Relationship. Unless otherwise agreed to in writing by Participant and Company, if Participant ceases to be an employee of the Company or any Subsidiary at any time prior to any Vesting Date, for any reason, including the Participant’s voluntary resignation or retirement, the Participant shall forfeit all Shares subject to this Award which, as of the termination date, have not yet vested and for which the risks of forfeiture have not lapsed.

3.       [TO BE USED IN AGREEMENTS WITH EXECUTIVE OFFICERS: Holding Requirement. Notwithstanding anything in the Plan or this Agreement to the contrary, Participant shall be required to hold 50% of the Net Shares received through this Award until Participant satisfies the stock ownership guidelines established by the Company. Once Participant satisfies such stock ownership guidelines, Participant shall be required to hold 50% of the Net Shares until the earlier of one year after the Vesting Date relating to such Net Shares or the Participant’s termination of service. “Net Shares” are those Shares received pursuant to this Award upon a Vesting Date, net of any shares withheld for withholding taxes.

**OR**

Intentionally omitted.]

4.       General Provisions.

(a)     Employment or Other Relationship. This Agreement shall not confer on Participant any right with respect to continuance of employment or any other relationship with the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. Nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Subsidiary.

(b)     Shares Reserved. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(c)     Withholding Taxes. In order to permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all withholding and employment-related taxes attributable to this Award are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to such withholding and employment-related taxes prior to the issuance of any shares of Company Common Stock subject to this Award. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part, (i) by delivering shares of Company Common Stock, or (ii) by electing to have the Company withhold shares of Company Common Stock otherwise issuable to Participant upon the grant of this Award. In either case, such shares shall have a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to such tax withholding, including payroll taxes, which are applicable to the supplemental income attributable to this Award. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the date that the amount of such tax withholding is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(d)     Nontransferability. For so long as the shares of Company Common Stock underlying this Award remain subject to risks of forfeiture, such shares shall not be transferred, assigned or pledged in any manner by the Participant, in whole or in part.

(e)     Second Amended and Restated 2010 Equity Incentive Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Agreement and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

(f)     Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which Participant may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of the Company Common Stock underlying this Award, Participant hereby agrees that for a period not to exceed 180 days from the effective date of the prospectus relating to such offering, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of the Company Common Stock underlying this Award without the prior written consent of the underwriter(s) or its representative(s).

(g)     Stock Legend. The Administrator may require that the certificates or book entries for any shares of Company Common Stock issued to Participant pursuant to this Award bear an appropriate legend and stop transfer order to reflect the restrictions of Section 4(e) and Section 4(f) of this Agreement; provided, however, that failure to so endorse any of such certificates or book entries shall not render invalid or inapplicable Section 4(e) and Section 4(f).

(h)     Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement. This Award is expressly subject to all terms and conditions contained in the Plan and in this Agreement, and Participant’s failure to execute this Agreement shall not relieve Participant from complying with such terms and conditions.

(i)     Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

(j)     Delay in Payment for Specified Employee. In the event this Award is subject to Code Section 409A and the Administrator determines that the Participant is a “specified employee” within the meaning of Code Section 409A, then any payment due to the Participant’s separation from service shall not be paid earlier than the first day of the seventh month immediately following such separation from service.

(k)     Right to Amend. The Company hereby reserves the right to amend this Agreement without Participant’s consent to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general application issued thereunder.

(l)     Section 280G.   Notwithstanding anything to the contrary contained in this Agreement, to the extent that any of the payments and benefits provided for under this Agreement or any other agreement or arrangement between the Participant and the Company (collectively, the “Payments”) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this Section 4(l), would be subject to the excise tax imposed by Section 4999 of the Code, then the Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code; whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the Participant’s receipt on an after-tax basis, of the greatest amount of economic benefits under this Agreement, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.  Unless the Participant and the Company otherwise agree in writing, any determination required under this Section 4(l) shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose reasonable determination shall be conclusive and binding upon the Participant and the Company for all purposes.  For purposes of making the calculations required by this Section 4(l), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Sections 280G and 4999 of the Code.  The Participant and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 4(l).

(m)     Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

[Signature page follows.]

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

BIO-TECHNE CORPORATION

By
Its

PARTICIPANT

By: ___________________________________

       Printed Name: [●]

[Signature Page to Restricted Stock Award Agreement]